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EXHIBIT 2


Thursday March 30, 3:46 pm Eastern Time

Company Press Release

Symmetricom Announces Sale of its GPS Business to Silicon Systems, Ltd.

SAN JOSE, Calif. - March 30, 2000 - Symmetricom, Inc. (NASDAQ:SYMM), the leading supplier of network synchronization and timing solutions for the global telecommunications industry, today announced the sale of its Global Positioning System "GPS" technology division to Silicon Systems Ltd., Inc.("SSL") in a transaction valued at approximately US$ 9.5 million in cash and other consideration. Based in Dublin, Ireland, SSL is a leading supplier of application-level intellectual property (IP) for next-generation mobile Internet and mobile multimedia appliances.

Commenting on the transaction, Thomas Steipp, Chief Executive Officer of Symmetricom, said, "At the beginning of this fiscal year, Symmetricom announced three key strategic initiatives: strengthen our position in our existing markets to accelerate near term revenue growth, streamline the company to improve operating results, and focus product development resources to address larger and faster growing new markets in the network infrastructure."

"With the completion of this transaction, we are pleased to report continued progress on each of these initiatives: The sale of the GPS technology division will have a significant benefit to our operating results going forward. Additionally, the acquisition of the Communications Synchronization division of Hewlett-Packard in September 1999 has already contributed to the company's revenue and bookings, driven in large part by strong orders from our wireless CDMA base station timing business. Finally, we have begun to deploy key market and product development resources to address significant new opportunities for the company in the telecommunications network infrastructure. We intend to officially launch these new initiatives in the summer of this year."

Symmetricom will continue to use GPS technology within its BesTime(R) and SmartClock technologies to provide timing and synchronization solutions to equipment manufacturers and service providers in telecommunications, networking and broadcast markets worldwide. Symmetricom's European operations will continue to be headquartered in the UK and the sale has been structured to ensure a seamless transfer of customer support functions.

Note to editors:

The Heartbeat of the Net(TM), Symmetricom, Inc. (NASDAQ:SYMM) is the worldwide market leader in providing synchronization and timing solutions to service providers, including ILECs, CLECs, ISPs, cable operators and wireless carriers. With atomic clock, quartz and GPS synchronization solutions installed in more than 1,000 communications networks in more than 60 countries, Symmetricom provides traditional
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wireline and wireless carriers and IP-based network operators with solutions that help them improve service quality while reducing operational costs. For more information, see Symmetricom on the Web at www.symmetricom.com.

This press release contains forward-looking information within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those Sections. These forward-looking statements include statements concerning additional payments as assets are transferred to Symmetricom, market share and market demand. Symmetricom's actual results could differ materially from those projected or suggested in these forward-looking statements. Factors that could cause future actual results to differ materially from the results projected in or suggested by such forward-looking statements include: reduced rates of growth of telecommunication services and high-bandwidth applications; timing, cancellation or delay of customer orders; delays in new product development, introduction and production startup; increased competition; customer acceptance of new products, customer delays in qualification of key new products, and the risk factors listed from time to time in Symmetricom's reports filed with the Securities and Exchange Commission, including but not limited to, the report on Form 10-K for the year ended June 30, 1999, and the report on Form 10-Q for the quarter ended December 31, 1999.

For more information, please contact:

In Europe, Asia, Africa: Symmetricom Limited, 2 The Billings, Walnut Tree Close, Guildford, Surrey, GU1 4UL, England. Phone +44 1483-510300, email sync@telecom.com or fax +44 1483-510319. On the web: www.symmetricom.com.

In the USA: Symmetricom, 2300 Orchard Parkway, San Jose, CA 95131-1017
Phone: 408/433-0910, email: us-info@symmetricom.com, web:
www.symmetricom.com.
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Ed Lockwood
Investor Relations Manager
Symmetricom Inc.
Main:   (408) 943.9403
Direct: (408) 428.7845
FAX:    (408) 428.7896